Exhibit 23.1

Marcum llp / 777 S. Figueroa Street / Suite 2900 / Los Angeles, CA 90017 / Phone 310.432.7400 / marcumllp.com Independent Registered Public Accounting Firm’s Consent We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated September 26, 2024 relating to the consolidated financial statements of Capstone Green Energy Holdings, Inc. appearing in the Annual Report on Form 10-K for the year ended March 31, 2024. Los Angeles, CA April 8, 2025